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Exhibit 21.1

SMURFIT-STONE CONTAINER CORPORATION
SUBSIDIARIES OF THE COMPANY
as of 12/31/2010

Consolidated Subsidiaries	Organized Under the Laws of	Percentage Ownership
3083527 Nova Scotia Company	Canada	100%
3242795 Nova Scotia Limited	Canada	100%
3242796 Nova Scotia Limited	Canada	100%
605681 N.B. Inc.	Canada	100%
639647 British Columbia Ltd.	Canada	100%
B.C. Shipper Supplies Ltd.	Canada	100%
CCA de Baja California S.A. de C.V.	Mexico	100%
Celgar Investments, Inc.	British Virgin Islands	100%
Francobec Company	Canada	100%
MBI Limited	Canada	100%
Smurfit-MBI	Canada	100%
Smurfit-Stone (Asia) Limited	Hong Kong	100%
Smurfit-Stone China Trading, Ltd.	British Virgin Islands	100%
Smurfit-Stone Container Canada Inc.	Canada	100%
Smurfit-Stone Container Canada L.P.	Canada	100%
Smurfit-Stone Container Limited	UK	100%
Smurfit-Stone HY Holdings, Ltd.	British Virgin Islands	100%
Smurfit-Stone i2i (China)	PRC	100%
Smurfit-Stone i2i Design Center, Ltd.	British Virgin Islands	100%
Smurfit-Stone Packaging (Dongguan) Co., Ltd.	PRC	100%
Smurfit-Stone Puerto Rico, Inc.	Puerto Rico	100%
Smurfit-Stone Recycling International Cooperatief U.A.	Netherlands	100%
Specialty Containers	Canada	100%
St. Laurent Display and Packaging Corp.	Canada	100%
Stone Container de Mexico S. de R.L. de C.V	Mexico	100%
Stone Container Finance Company of Canada	Canada	100%
Stone Container Finance Company of Canada II	Canada	100%
Stone Global, Inc.	Delaware	100%
Stone International Services Corporation	Delaware	100%
Stone Truepenny International, Inc.	British Virgin Islands	100%
Stone Venepal (Celgar) Pulp, Inc.	Canada	90%
Xiamen Stone Millennium Packaging & Paper Industries Co. Ltd.	PRC	100%

 SMURFIT-STONE CONTAINER CORPORATION
SUBSIDIARIES OF THE COMPANY
as of 12/31/2010

Non-consolidated Subsidiaries	Organized Under the Laws of	Percentage Ownership
Aspamill Inc.	Canada	45%
Cascapedia Booming Co. Ltd.	Canada	50%
Dyne-A-Pak	Canada	45%
Groveton Paper Board, Inc.	New Hampshire	48.6%
Hang Yick Paper Products Co. Ltd.	PRC	50%
Modern China Limited	British Virgin Islands	50%
NewCorr Packaging Limited Partnership	Massachusetts	16.4%
NewCorr Realty LLC	Massachusetts	16.67%
Niagara Sheets LLC	Delaware	24.50%
Rollcraft Inc.	Canada	45%
Rosenbloom Group Inc.	Canada	45%
Schiffenhaus California LLC	Delaware	25%
Schiffenhaus Canada Inc.	Canada	33.33%
Smurfit/CIMIC Holdings Limited	Cayman Islands	42.5%
Stone Container (Hong Kong) Limited	British Virgin Islands	50%
Stone Container Japan Company, Ltd.	Japan	50%
Timber Capital Holdings LLC	Delaware	100%
Timber Note Holdings LLC	Delaware	100%
Wakecon Associates (Partnership)	Massachusetts	50%
WCO Enterprises (Partnership)	Florida	50%

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  Exhibit 21.1
SMURFIT-STONE CONTAINER CORPORATION SUBSIDIARIES OF THE COMPANY as of 12/31/2010
SMURFIT-STONE CONTAINER CORPORATION SUBSIDIARIES OF THE COMPANY as of 12/31/2010